As filed with the Securities and Exchange Commission on April 16, 2003
                                                    Registration No. _________



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                           NETSMART TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)
--------------------------------------- ----------------------------------------

           DELAWARE                                              13-3680154
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)
--------------------------------------- ----------------------------------------

               146 NASSAU AVENUE, ISLIP, NY 11751 - (631) 968-2000
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              JAMES L. CONWAY, CEO
                           NETSMART TECHNOLOGIES, INC.
                                146 NASSAU AVENUE
                              ISLIP, NEW YORK 11751
                                 (631) 968-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                            NANCY D. LIEBERMAN, ESQ.
                   KRAMER, COLEMAN, WACTLAR & LIEBERMAN, P.C.
                             100 JERICHO QUADRANGLE
                             JERICHO, NEW YORK 11753
                                 (516) 822-4820




         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE
----------------------------------------- ------------------- ------------------- --------------- -----------------

                                                                                     Proposed
                                                               Proposed Maximum      Maximum
            Title of Shares                   Amount to be      Aggregate Price      Aggregate        Amount of
            to be Registered                   Registered          per Unit       Offering Price  Registration Fee
----------------------------------------- ------------------- ------------------- --------------- -----------------
----------------------------------------- ------------------- ------------------- --------------- -----------------

             Common Stock,
      Par value $ 01 per share (1)              30,000            $ 4.45(3)          $133,500         $ 10.80
----------------------------------------- ------------------- ------------------- --------------- -----------------
----------------------------------------- ------------------- ------------------- --------------- -----------------

             Common Stock,
      Par value $ 01 per share (1)              30,000            $ 5.00(4)          $150,000         $ 12.14
----------------------------------------- ------------------- ------------------- --------------- -----------------
----------------------------------------- ------------------- ------------------- --------------- -----------------


             Common Stock,
      Par value $ 01 per share (2)              60,000            $ 4.45(3)          $267,000         $ 21.60
----------------------------------------- ------------------- ------------------- --------------- -----------------
----------------------------------------- ------------------- ------------------- --------------- -----------------

         Total Registration Fee                                                                       $ 44.54
----------------------------------------- ------------------- ------------------- --------------- -----------------


(1) Issuable upon exercise of Series E Common Stock Purchase Warrants described in the Selling Securityholders section of this registration statement.
(2) 50,000 Shares issued upon exercise of Series E Common Stock Purchase Warrants and 10,000 Shares issued upon exercise of the non-qualified option described in the Selling Securityholders section of this registration statement.
(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) promulgated under the Securities Act of 1933, based upon the average of the high and low sale prices of the common stock on April 11, 2003.
(4) The registration fee for such securities has been calculated based on the respective exercise price of such warrants in accordance with Rule 457(g) promulgated under the Securities Act of 1933.

         Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also relates to such additional indeterminate number of shares of common stock as may become issuable by reason of stock splits, dividends and similar adjustments, in accordance with the antidilution provisions of the Series E Common Stock Purchase Warrants.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED APRIL 16, 2003
                             PRELIMINARY PROSPECTUS

                           NETSMART TECHNOLOGIES, INC.

                         120,000 SHARES OF COMMON STOCK

     This prospectus uses the "shelf" registration process. It covers 60,000 shares of our common stock underlying warrants issued to Newbridge Securities, Inc. pursuant to a business advisory and consulting agreement, 50,000 shares of our common stock held by First Mirage, Inc. issued upon the exercise of previously issued warrants and 10,000 shares of our common stock held by Dr. Beny Primm issued upon the exercise of options issued pursuant to a consulting services agreement. Newbridge Securities, First Mirage and Dr. Primm are referred to as the "selling securityholders" in this prospectus.

        We will not receive any of the proceeds from the sale of the shares. We have or will receive the exercise price upon exercise of the warrants and the options. We have agreed to bear one-half of the expenses in connection with the registration and sale of the shares, except for commissions. We estimate these expenses to be $12,500.

        Our common stock is currently traded on the NASDAQ SmallCap Market under the symbol "NTST." On April 8, 2003, the closing price for our common stock, as reported by NASDAQ, was $4.37 per share.


            THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH
           DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE
                          "RISK FACTORS," COMMENCING ON
        PAGE 3, FOR INFORMATION THAT SHOULD BE CONSIDERED IN DETERMINING
                   WHETHER TO PURCHASE ANY OF THE SECURITIES.




          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES
        OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                  The date of this prospectus is April __, 2003

                             TABLE OF CONTENTS

Risk Factors...................................................................3
Forward-looking Statements.....................................................5
Use of Proceeds................................................................5
Price Range of Our Common Stock................................................6
Dividend Policy................................................................6
Selling Securityholders........................................................6
Plan of Distribution...........................................................8
Experts .......................................................................8
Legal Matters..................................................................8
Where You Can Find More Information............................................8

     As used in this prospectus, the terms "we," "us," "our," and "Netsmart" mean Netsmart Technologies, Inc. and its subsidiaries, unless otherwise specified.

     We are incorporated under the laws of the state of Delaware. Our executive offices are located at 146 Nassau Avenue, Islip, New York and our telephone number is (631) 968-2000.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     THE SECURITIES ARE NOT BEING OFFERED IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

     YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF SUCH DOCUMENTS.

                                  RISK FACTORS

         The securities offered in this prospectus are speculative and involve a high degree of risk. Only those persons able to lose their entire investment should purchase any of the securities. Prior to making an investment decision, you should carefully read this prospectus and consider, along with other matters referred to herein, the following risk factors.

BECAUSE WE ARE PARTICULARLY DEPENDENT UPON GOVERNMENT CONTRACTS, OUR BUSINESS MAY BE IMPAIRED BY POLICIES RELATING TO ENTITLEMENT PROGRAMS.

         We market our health information systems principally to behavioral health facilities, many of which are operated by government entities and include entitlement programs. During 2002, we generated 52% of our revenue from contracts that are directly or indirectly with government agencies, as compared with 40% in 2001 and 51% in 2000. Government agencies generally have the right to cancel contracts at their convenience. Our ability to generate business from government agencies is affected by funding for entitlement programs, and our business may be impaired if state agencies reduce this funding.

CHANGES IN GOVERNMENT REGULATION OF HEALTH CARE INDUSTRY MAY AFFECT THE MARKET FOR OUR SYSTEMS.

         Our business is based on providing systems for behavioral and public health organizations in both the public and private sectors. The federal and state governments have adopted numerous regulations relating to the health care industry, including regulations relating to the payments to health care providers for various services, and our systems are designed to provide information based on these requirements. The adoption of new regulations can have a significant effect upon the operations of health care providers, particularly those operated by state agencies. We cannot predict the effect on our business of future regulations by governments and payment practices by government agencies. Furthermore, changes in regulations in the health care field may force us to modify our health information systems to meet any new record-keeping or other requirements. If that happens, we may not be able to generate revenues sufficient to cover the costs of developing the modifications.

IF WE ARE NOT ABLE TO TAKE ADVANTAGE OF TECHNOLOGICAL ADVANCES, OUR BUSINESS MAY SUFFER.

         Our customers require software which enables them to store, retrieve and process very large quantities of data and to provide them with instantaneous communications among the various data bases. Our business requires us to take advantage of recent advances in software, computer and communications technology. This technology has been developing at rapid rates in recent years, and our future may be dependent upon our ability to use and develop or obtain rights to products utilizing such technology. New technology may develop in a manner which may make our software obsolete. Our inability to use new technology would have a significant adverse effect upon our business.

BECAUSE OF OUR SIZE, WE MAY HAVE DIFFICULTY COMPETING WITH LARGER COMPANIES THAT OFFER SIMILAR SERVICES.

         Our customers in the human services market include entitlement programs, managed care organizations and specialty care facilities which have a need for access to information over a distributed data network. The software industry in general, and the health information software business in particular, are highly competitive. Other companies have the staff and resources to develop competitive systems. We may not be able to compete successfully with such competitors. The health information systems business is served by a number of major companies and a larger number of smaller companies. We believe that price competition is a significant factor in our ability to market our health information systems and services, and our inability to offer competitive pricing may impair our ability to market our system.

BECAUSE WE ARE DEPENDENT ON OUR MANAGEMENT, THE LOSS OF KEY EXECUTIVE OFFICERS COULD HARM OUR BUSINESS.

     Our business is largely dependent upon our senior executive officers, Messrs. James L. Conway, our chief executive officer, Gerald O. Koop, our president, and Anthony F. Grisanti, our chief financial officer. Although we have employment agreements with these officers, the employment agreements do not guarantee that the officers will continue with us, and each of these officers has the right to terminate his employment with us on 90 days notice. Our agreements with Messrs. Conway and Grisanti are scheduled to expire on December 31, 2003, although each of Messrs. Conway and Grisanti has the right on ninety days' notice to extend his agreement for successive additional one year periods. In addition, Mr. Koop's employment agreement is scheduled to expire on December 31, 2003, following which he is expected to continue to work with us for a five-year period pursuant to a consulting agreement between us dated January 1, 2001. Our business may be adversely affected if any of our key management personnel or other key employees left our employ.

OUR BUSINESS MAY SUFFER IF WE FAIL TO PROTECT OUR INTELLECTUAL PROPERTY.

         We have no patent protection for our proprietary software, and we rely on non-disclosure agreements with our employees. In addition, this protection does not prevent our competitors from independently developing products similar or superior to our products and technologies. To further develop our services or products, we may need to acquire licenses for intellectual property. These licenses may not be available on commercially reasonable terms, if at all. Our failure to protect our proprietary technology or to obtain appropriate licenses could have a material adverse effect on our business, operating results or financial condition. Since our business is dependent upon our proprietary products, the unauthorized use or disclosure of this information could harm our business.

         We also cannot guarantee that in the future, third parties will not claim that we infringed on their intellectual property. Asserting our rights or defending against third party claims could involve substantial costs and diversion of resources, which could materially and adversely affect us.

OUR GROWTH MAY BE LIMITED IF WE CANNOT MAKE ACQUISITIONS.

         A part of our growth strategy is to acquire other businesses that are related to our current business. Such acquisitions may be made with cash or our securities or a combination of cash and securities. To the extent that we require cash, we may have to borrow the funds or issue equity. Our stock price may adversely affect our ability to make acquisitions for equity or to raise funds for acquisitions through the issuance of equity securities. If we fail to make any acquisitions, our future growth may be limited. As of the date of this prospectus, we do not have any agreement or understanding, either formal or informal, as to any acquisition.

IF WE MAKE ANY ACQUISITIONS, THEY MAY DISRUPT OR HAVE A NEGATIVE IMPACT ON OUR BUSINESS.

         If we make acquisitions, we could have difficulty integrating the acquired company's personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us, and our officers may exercise their rights to terminate their employment with us. We cannot predict the affect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses.

WE DO NOT ANTICIPATE PAYING DIVIDENDS ON OUR COMMON STOCK.

         We presently intend to retain future earnings, if any, in order to provide funds for use in the operation and expansion of our business and, accordingly, we do not anticipate paying cash dividends on our common stock in the foreseeable future. In addition, we are a party to a loan agreement which prohibits us from paying cash dividends without the prior consent of our lender.

THE RIGHTS OF THE HOLDERS OF COMMON STOCK MAY BE IMPAIRED BY THE POTENTIAL ISSUANCE OF PREFERRED STOCK.

         Our certificate of incorporation gives our board of directors the right to create new series of preferred stock. As a result, the board of directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock. The preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any series of preferred stock, we may issue such shares in the future. If we issue preferred stock in a manner which dilutes the voting rights of the holders of the common stock, our listing on The Nasdaq SmallCap Market may be impaired.

SHARES MAY BE ISSUED PURSUANT TO OPTIONS AND WARRANTS WHICH MAY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

         We may issue stock upon the exercise of options to purchase shares of our common stock pursuant to our long term incentive plans, of which options to purchase 882,202 shares were outstanding at April 8, 2003. The exercise of these options and the sale of the underlying shares of common stock may have an adverse effect upon the price of our stock.

         In addition, we may issue stock upon the exercise of warrants to purchase shares of our common stock pursuant to various agreements, of which warrants to purchase 718,544 shares were outstanding at April 8, 2003. The exercise of these warrants and the sale of the underlying shares of common stock may have an adverse effect upon the price of our stock.


                           FORWARD-LOOKING STATEMENTS

         Statements in this prospectus contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described in this prospectus under "Risk Factors," and those described under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, government regulations and requirements, pricing and development difficulties, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus.


                                 USE OF PROCEEDS

     The proceeds from the sale of the shares underlying the warrants by the selling securityholder will belong to the individual selling securityholder. We will not receive any of the proceeds from the sale of the shares. We received proceeds of $162,000 in respect of the exercise price of the options, and certain of the warrants upon their exercise. We will receive the exercise price of the remaining warrants upon their exercise. We cannot assure you that any warrants will be exercised. If all of the warrants are exercised in full, we would receive gross proceed of $270,000. We expect to utilize any such amounts received upon the exercise of the warrants and options for general corporate and working capital purposes. Our management will have broad discretion to determine the use of any proceeds.


                         PRICE RANGE OF OUR COMMON STOCK

         Our common stock is traded on The Nasdaq SmallCap Market under the symbol NTST. Set forth below is the reported high and low sales prices of our common stock for each quarterly period set forth below:


     Quarter Ended                       High                    Low

     March 31, 2003                      6.00                    3.53

     December 31, 2002                   7.03                    4.10
     September 30, 2002                  4.60                    1.70
     June 30, 2002                       2.89                    2.08
     March 31, 2002                      3.45                    2.40

     December 31, 2001                   3.06                    1.69
     September 30, 2001                  2.11                    1.68
     June 30, 2001                       2.27                    2.06
     March 31, 2001                      2.84                    2.08


As of December 31, 2002, there were approximately 2,310 beneficial owners of our common stock. The closing price of our common stock was $4.37 per share on April 8, 2003. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


                                 DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We intend to retain any future earnings for the development and expansion of our business and for acquisitions and so do not intend to declare or pay any cash dividends in the foreseeable future. In addition, we are a party to a loan agreement which prohibits us from paying cash dividends without the prior consent of our lender.


                             SELLING SECURITYHOLDERS

         We have agreed to register all of the shares of common stock issuable upon exercise of certain warrants to purchase 60,000 shares of common stock issued to Newbridge Securities Corporation at exercise prices of $4.00 and $5.00 per share. Newbridge Securities Corporation received the warrants pursuant to a business advisory and consulting agreement pursuant to which Newbridge agreed to study and review our business, operations, historical financial performance and projections so as to enable Newbridge to provide advice to us, including an independent research report, for a two-year period commencing April 10, 2002. Warrants to purchase 50,000 shares of common stock were sold by Newbridge Securities Corporation to First Mirage, Inc., which warrants were exercised in April 2003. We are registering the 50,000 shares issued to FIrst Mirage.

         We have also agreed to register all of the shares of common stock issued upon exercise of certain options to purchase 10,000 shares of common stock issued to Dr. Beny Primm at an exercise price of $2.75. Dr. Primm received the options pursuant to a consulting agreement pursuant to which Dr. Primm agreed to provide behavioral health and smart card technology consulting services, commencing February 16, 2002, for a two-year period as extended. Dr. Primm exercised the options in December 2002.

         We have agreed to pay one-half of the expenses in connection with such registration and sale of common stock (other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the selling securityholder). Except as noted below, the selling securityholders have not had any material relationship with us or any of our affiliates within the past three years. We will not receive any proceeds from the sale of any of the securities by the selling securityholders, except for the exercise price paid in connection with any exercise of warrants and options.

         The following table sets forth certain information with respect to the present record and beneficial ownership of our securities owned by the selling securityholders as of April 7, 2003, based upon information provided to us by such selling securityholder. Because the selling securityholders may offer all, some, or none of their shares, the "after sale" column of the table assumes the sale of all of their shares offered hereby; however, we do not know that this will actually occur.



                                                                                          Amount and nature of
                                                                                          beneficial ownership
                                                                                             of common stock
                                 Shares owned prior              Number of Shares          after sale of the
                                       to sale                    offered hereby               securities
                                -------------------              ----------------         --------------------

Selling Securityholder                                                                      Number      Percent
----------------------                                                                      ------      -------

Newbridge Securities
   Corporation (1)                    160,889                            60,000            100,889          *

Dr. Beny Primm (2)                     10,000                            10,000                  0          0

First Mirage, Inc. (3)                 50,000                            50,000                  0          0


------------------------------
*        Less than 1%.

(1) The shares offered by the selling securityholder are comprised of 60,000 shares of common stock underlying Series E Common Stock Purchase Warrants issued to Newbridge Securities Corporation pursuant to a business advisory and consulting agreement. Of such warrants, 30,000 have an exercise price of $4.00 per share and expire on May 31, 2003, and 30,000 have an exercise price of $5.00 per share and expire on February 28, 2004. Newbridge owns additional Series E Common Stock Purchase Warrants to purchase 90,000 shares of common stock which are not offered hereby.

(2) The shares offered by the selling securityholder are comprised of 10,000 shares underlying a non-qualified stock option issued to Dr. Primm pursuant to a consulting agreement. The options had an exercise price of $2.75 per share and were exercised by Dr. Primm on December 23, 2002.

(3) The shares offered by the selling securityholder were received upon the exercise of a Series E Common Stock Purchase Warrant which had an exercise price of $2.69 per share and were exercised on April 7, 2003.

                              PLAN OF DISTRIBUTION

         Our shares are traded on the Nasdaq SmallCap Market under the symbol "NTST". The shares offered hereby may be sold from time to time by the selling securityholders for their own account. We will receive none of the proceeds from this offering, except that we have received the exercise price of the options and will receive the exercise price of the warrants upon their exercise. The selling securityholders will pay or assume brokerage commissions or other charges and expenses incurred in the sale of the shares.

         The distribution of the shares by the selling securityholders are not subject to any underwriting agreement. The shares covered by this prospectus may be sold by the selling securityholders or by pledges and donees of the selling securityholders. The shares offered by the selling securityholders may be sold from time to time at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The selling securityholders may sell their shares covered by this prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers, or through broker-dealers acting as principals, who may then resell the shares, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling securityholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the selling securityholders and/or purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Any broker dealers that participate with the selling securityholders in the distribution of the shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of the shares positioned by them might be deemed to be underwriting discounts and commissions within the meaning of the Securities Act, in connection with such sales.

         Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.


                                     EXPERTS

         The consolidated financial statements of Netsmart Technologies, Inc., and subsidiary appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Marcum & Kliegman LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The consolidated financial statements as of December 31, 2001 and for each of the two years in the period ended December 31, 2001 have been audited by Eisner LLP(formerly Richard A. Eisner & Company, LLP), independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon reports given upon the authority of such firms as experts in accounting and auditing.


                                  LEGAL MATTERS

          The validity of the securities offered hereby will be passed upon for us by Kramer, Coleman, Wactlar & Lieberman, P.C., Jericho, New York.


                       WHERE YOU CAN FIND MORE INFORMATION

         Government Filings. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended. As such, we file annual, quarterly and special reports, proxy statements and other documents with the Securities and Exchange Commission. These reports, proxy statements and other documents may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference facilities. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding companies, including our company, that file electronically with the SEC at the address "http://www.sec.gov."

          Stock Market. Our common stock is listed on The Nasdaq SmallCap Market. Material filed by us can also be inspected and copied at the offices of NASDAQ at 1735 K Street, N.W., Washington, D.C. 20006.

          Netsmart. We will provide you without charge, upon your request, a copy of any or all reports, proxy statements and other documents filed by us with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

                           Netsmart Technologies, Inc.
                                146 Nassau Avenue
                                 Islip, NY 11751
                              Attn: James L. Conway
                        Telephone number: (631) 968-2000

          Information Incorporated by Reference. The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that:

        o    incorporated documents are considered part of this prospectus,
        o we can disclose important information to you by referring you to those documents, and
        o information that we file after the date of this prospectus with the SEC will automatically update and supersede information contained in this prospectus and the registration statement.

          We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering has been completed:

    |X| Our annual report on Form 10-K for the fiscal year ended December 31, 2002; and

    |X| The description of our common stock contained in our registration statement on Form 8-A, declared effective on August 13, 1996, including any amendment(s) or report(s) filed for the purpose of updating such description.

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US, ANY SELLING SECURITYHOLDER OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, EXCEPT AS OTHERWISE CONTEMPLATED BY THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                                     120,000
                                    Shares of
                                  COMMON STOCK




                           NETSMART TECHNOLOGIES, INC.



                                   PROSPECTUS



                                 April __ , 2003

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses of the distribution, one-half of which are to be borne by us, are as follows:

SEC Registration Fee..................................................$    44.54
Accounting Fees and Expenses..........................................$ 3,500.00
Legal Fees and Expenses...............................................$ 7,000.00
Miscellaneous.........................................................$ 1,955.46
                                                                      ----------
         Total........................................................$12,500.00


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Delaware General Corporation Law, a corporation may indemnify any director, officer, employee or agent against expense (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any specified threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

         Article EIGHTH of our Restated Certificate of Incorporation provides for indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

         We also maintain directors and officers liability insurance. This insurance covers any person who has been or is an officer or director of us or any of our subsidiaries for all expense, liability and loss (including attorneys' fees, investigation costs, judgments, fines, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding, net of the deductible.


ITEM 16. EXHIBITS.

Number   Description
------   -----------

4.1      Specimen Common Stock Certificate.
4.2      Form of Series E Common Stock Purchase Warrant.
5        Opinion and consent of Kramer, Coleman, Wactlar & Lieberman, P.C.
10.1 Business Advisory and Consulting Services Agreement, dated April 10, 2002, between us and Newbridge Securities Corporation.
10.2     Consulting Agreement between us and Dr. Beny Primm
10.3     Extension to Consulting Agreement
23.1     Consent of Marcum & Kliegman LLP.
23.2     Consent of Eisner LLP.
23.3 Consent of Kramer, Coleman, Wactlar & Lieberman, P.C.(included in legal opinion filed as Exhibit 5)
24 Powers of Attorney(set forth on the signature page of this registration statement on Form S-3.)


ITEM 17. UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) above shall not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby further undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to securityholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report to securityholders that is specifically incorporated by reference in the prospectus and to provide such interim financial information.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Islip, State of New York, this 15th day of April,2003.

                                    NETSMART TECHNLOGIES, INC.

                                    By:  s/James L. Conway
                                       -----------------------------------------
                                               James L. Conway
                                         Chief Executive Officer


                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 15, 2003 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints James L. Conway with full power of substitution, his true and lawful attorney-in-fact and agent to do any and all acts and things in his name and on his behalf in his capacities indicated below which he may deem necessary or advisable to enable Netsmart Technologies, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement including specifically, but not limited to, power and authority to sign for him in his name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


   s/James L. Conway          Chief Executive Officer and
---------------------         Director (Principal Executive Officer)
   James L. Conway

   s/Gerald Koop              President and Director
---------------------
   Gerald O. Koop

   s/Anthony F. Grisanti      Chief Financial Officer, Treasurer
------------------------      and Secretary (Principal Financial Officer)
   Anthony F. Grisanti

   s/John F. Phillips         Vice President and Director
------------------------
   John F. Phillips

   s/Joseph C. Sicinski       Director
------------------------
   Joseph C. Sicinski

   s/Edward D. Bright         Chairman of the Board and Director
------------------------
   Edward D. Bright

   s/Francis J. Calcagno      Director
------------------------
   Francis J. Calcagno

   s/John S.T. Gallagher      Director
------------------------
   John S.T. Gallagher

                                  EXHIBIT INDEX


Number   Description


4.1      Specimen Common Stock Certificate.
4.2      Form of Series E Common Stock Purchase Warrant.
5        Opinion and consent of Kramer, Coleman, Wactlar & Lieberman, P.C.
10.1 Business Advisory and Consulting Services Agreement, dated April 10, 2002, between us and Newbridge Securities Corporation.
10.2     Consulting Agreement between us and Dr. Beny Primm
10.3     Extension to Consulting Agreement
23.1     Consent of Marcum & Kliegman LLP.
23.2     Consent of Eisner LLP.
23.3 Consent of Kramer, Coleman, Wactlar & Lieberman, P.C.(included in legal opinion filed as Exhibit 5)
24 Powers of Attorney(set forth on the signature page of this registration statement on Form S-3.)